UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 28, 2026

Date of Report (Date of earliest event reported)

TERRA INNOVATUM GLOBAL N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-42901	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Via Matteo Trenta 117, Lucca, Italy	55100 LU
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 0583 55797

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of €0.01 per share	NKLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On March 29, 2026, the Board of Directors (the “Board”) of Terra Innovatum Global N.V. (the “Company”) resolved to designate Katherine Williams as executive director and Chief Financial Officer (“CFO”) of the Company, effective immediately. In connection with Ms. Williams’ designation, Ms. Williams resigned from her positions as non-executive director and chairperson of the Board. In that context, she also stepped down as member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. The Board also appointed Michael Howard as chairperson of the Board and Peter Hastings to the Company’s Audit Committee.

Ms. Williams, age 68, has served as a director of the Company since October 2025. Since April 2025, Ms. Williams has served as CFO of Solestiss LLC, an energy developer and consultancy specializing in the nuclear and renewable energy sectors. Prior to Solestiss, from February 2002 to May 2024, Ms. Williams served as CEO and CFO of Framatome Inc., a global nuclear engineering and technology company that designs, builds, maintains, and services nuclear steam supply systems (NSSS) and equipment for nuclear power plants. Ms. Williams holds a B.S. from the College of Charleston and her MBA from the University of Pittsburgh.

There are no family relationships between Ms. Williams and any director or executive officer of the Company and other than Ms. Williams Services Agreement with the Company (described below) there are no related party transactions in which Ms. Williams has or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Williams’ appointment to the Company’s Board as a non-executive director, the Company and Ms. Williams entered into a service agreement, dated as of December 10, 2025 (the “Services Agreement”) which provides for annual fees for service on the Board and committees of the Board as set out in the Company's Remuneration Policy, and any equity awards duly approved and granted by the Company. The Company expects to amend the Services Agreement to reflect Ms. Williams’ role as executive director and CFO.

Additionally, On March 28, 2026, Guillaume Moyen resigned with immediate effect from all his positions at the Company, including his role as CFO and executive director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2026

TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer

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